Micro Investment, LLC
Micro Therapeutics, Inc. (MTIX)
August 15, 2003

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1.    Name:     Warburg, Pincus Equity Partners, L.P. (Managing Member of Micro LLC)
      Address:  466 Lexington Avenue
                New York, New York  10017

2.    Name:     Warburg, Pincus & Co. (General Partner of WPEP)
      Address:  466 Lexington Avenue
                New York, New York  10017

3.    Name:     Warburg Pincus LLC (Manager of WPEP)
      Address:  466 Lexington Avenue
                New York, New York  10017

4.    Name:     Vertical Fund I, L.P.
      Address:  25 Deforest Avenue
                Summit, New Jersey  07901

5.    Name:     Vertical Fund II, L.P.
      Address:  25 Deforest Avenue
                Summit, New Jersey  07901

Designated Filer:         Micro Investment, LLC
Issuer & Ticker Symbol:   Micro Therapeutics, Inc.  (MTIX)
Date of Event Requiring Statement:  August 15, 2003


Note (1): On August 15, 2003, Micro Investment, LLC, a Delaware limited liability company ("Micro LLC"), acquired 131,171 shares of common stock, par value $0.001 per share, of Micro Therapeutics, Inc., a Delaware corporation (the "Company"), as liquidated damages for the Company's failure to have a registration statement under that certain Securities Purchase
          Agreement, dated as of September 3, 2002, by and among the Company, Micro LLC and the other investors identified on the signature pages thereto, declared effective by the Securities and Exchange Commission by March 31, 2003. The amount of the damages was $587,382.69, or approximately $4.478 per share of common stock.

Note (2): The stockholder is Micro LLC. Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership (together with three affiliated entities, "WPEP"), is the managing member of Micro LLC. The sole general partner of WPEP is Warburg, Pincus &
          Co., a New York general partnership ("WP"). Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages
          WPEP. The members of WP LLC are substantially the same as the partners of WP. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, WPEP, WP and WP LLC may be deemed to be the beneficial owners of the shares owned by Micro LLC, although WPEP, WP and WP LLC disclaim beneficial ownership of those shares, except to the extent of any indirect pecuniary interest therein.

          Vertical Fund I, L.P., a Delaware limited partnership ("VFI"), and Vertical Fund II, L.P., a Delaware limited partnership
          ("VFII"), are members of Micro LLC. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as
          amended, VFI and VFII may be deemed to be the beneficial owners of the shares owned by Micro LLC, although VFI and VFII disclaim beneficial ownership of those shares, except to the extent of any indirect pecuniary interest therein.
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                              WARBURG, PINCUS EQUITY PARTNERS, L.P.

                              By: Warburg, Pincus & Co.,
                                  General Partner

                              By: /s/ Elizabeth H. Weatherman           8/15/03
                                  ----------------------------          --------
                                  Name:   Elizabeth H. Weatherman       Date
                                  Title:  Partner

                              WARBURG, PINCUS & CO.

                              By: /s/ Elizabeth H. Weatherman           8/15/03
                                  ----------------------------          --------
                                  Name:   Elizabeth H. Weatherman       Date
                                  Title:  Partner

                              WARBURG PINCUS LLC

                              By: /s/ Elizabeth H. Weatherman           8/15/03
                                  ----------------------------          --------
                                  Name:   Elizabeth H. Weatherman       Date
                                  Title:  Partner

                              VERTICAL FUND I, L.P.

                              By: The Vertical Group, L.P.,
                                  General Partner

                              By: /s/ John E. Runnells                  8/15/03
                                  ----------------------------          --------
                                  Name:   John E. Runnells              Date
                                  Title:  General Partner

                              VERTICAL FUND II, L.P.

                              By: The Vertical Group, L.P.,
                                  General Partner

                              By: /s/ John E. Runnells                  8/15/03
                                  ----------------------------          --------
                                  Name:   John E. Runnells              Date
                                  Title:  General Partner